EXECUTION VERSION
This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 19, 2015 and is by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below, and when used herein each term defined in Section 1(e) hereof has the same meaning herein as provided in Section 1(e) hereof.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto (the “Existing Lenders”) and the Administrative Agent are parties to a certain Credit Agreement dated as of March 28, 2014, as amended by a First Amendment to Credit Agreement dated as of September 24, 2014 and a Second Amendment to Credit Agreement dated as of October 23, 2014 (as so amended, the “Credit Agreement”); and
WHEREAS, the Borrower, the Administrative Agent and the undersigned Existing Lenders wish to amend the Credit Agreement on the terms and conditions set forth herein;
WHEREAS, the Borrower has requested, and certain Existing Lenders (collectively, as identified on Exhibit A hereto, the “Increasing Lenders”) are willing to make available to the Borrower, additional Revolving Credit Commitments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Upon the Third Amendment Effective Date (as defined below):

(a)The definitions of “Fee Letter”, “Loan Cap Amount” and “Swingline Commitment” set forth in Section 1.1 of the Credit Agreement are, respectively, hereby amended and restated in their entirety to read as follows:

“Fee Letter” means (a) the separate fee letter agreement dated February 18, 2014 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, (b) the separate fee letter agreement dated February 18, 2014 among the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (c) the separate fee letter dated February 17, 2014 among the Borrower and SunTrust Robinson Humphrey,

Inc., (d) the joint fee letter agreement dated September 29, 2014 among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (e) the separate fee letter agreement dated September 29, 2014 among the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank, (f) the joint fee letter agreement dated June 1, 2015 among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (g) the separate fee letter agreement dated June 1, 2015 among the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank and (h) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.
“Loan Cap Amount” means an amount equal to the sum of (a) $400,000,000 plus (b) the amount of all increases in the Revolving Credit Commitment occurring after the Third Amendment Effective Date which are applicable to the Loan Cap Amount pursuant to Section 5.14 minus the amount of all reductions of the Revolving Credit Commitment applicable to the Loan Cap Amount pursuant to Section 2.5(a).
“Swingline Commitment” means the lesser of (a) Seventy-Five Million Dollars ($75,000,000) and (b) the Revolving Credit Commitment.
(b)The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is amended by adding the following sentence as the last sentence of the definition:

Notwithstanding anything to the contrary in this definition of Applicable Margin, (a) beginning on the date of the closing of that certain proposed acquisition identified to the Arrangers prior to the Third Amendment Effective Date until the delivery of the next scheduled quarterly Officer’s Compliance Certificate, the Applicable Margin shall be determined based upon the Officer’s Compliance Certificate delivered in connection with such acquisition pursuant to clause (e) of the definition of “Permitted Acquisition” in Section 1.1 and (b) the Officer’s Compliance Certificate delivered for the quarter immediately preceding the closing of that certain proposed acquisition identified to the Arrangers prior to the Third Amendment Effective Date shall, if delivered subsequent to the Officer’s Compliance Certificate referred to in the preceding clause (a), assume, on a pro forma basis, that such acquisition closed (and any related Indebtedness was incurred) on the last day of such quarter.
(c)The definition of “LIBOR” in Section 1.1 of the Credit Agreement is amended by adding the following sentence on a new line after clause (b) thereof:

Notwithstanding the foregoing, if LIBOR, determined as provided above, is less than zero, LIBOR with respect to each LIBOR Rate Loan and each Base Rate Loan shall be deemed to be zero for all purposes of this Agreement.
(d)The definition of “L/C Commitment” in Section 1.1 of the Credit Agreement is amended by deleting the reference to “November 15th” therein and replacing it with a reference to “October 1st”.

(e)The definition of “Revolving Credit Commitment” in Section 1.1 of the Credit Agreement is amended by deleting each reference to “November 15” therein and replacing it with a reference to “October 1”.

(f)Section 1.1 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

“Third Amendment” means the Third Amendment to Credit Agreement dated as of June 19, 2015 among the Borrower, the financial institutions signatory thereto as lenders and the Administrative Agent.

“Third Amendment Effective Date” means June 19, 2015.
(g)Section 5.1(b) of the Credit Agreement up to the proviso thereto is amended in its entirety to read as follows:

(b)    Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), three (3), or six (6) months or one (1) week;
(h)Section 5.1(b)(iii) of the Credit Agreement is amended in its entirety to read as follows:

(iii)    any Interest Period (other than a one-week Interest Period) with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(i)Section 5.14 of the Credit Agreement is amended to add a new Section 5.14(e) reading as follows:

(e)    The parties acknowledge and agree that the $50,000,000 of Incremental Revolving Credit Commitments made available to the Borrower pursuant to the Third Amendment constitutes a utilization of the incremental availability contemplated by this Section 5.14 such that, after giving effect to that utilization, the aggregate amount of Incremental Revolving Credit Commitments remaining which may be sought or obtained pursuant to this Section 5.14 after the Third Amendment Effective Date is $0.
(j)Section 10.1 of the Credit Agreement is amended to delete the “.” at the end of such section and to replace such “.” with a new proviso reading as follows:

; provided, that if that certain proposed acquisition identified to the Arrangers prior to the Third Amendment Effective Date is consummated on or before the ninetieth (90th) day following the Third Amendment Date, then in place of the foregoing the Borrower will not permit the Consolidated Total Leverage Ratio to be greater than (a) 3.50 to 1.00 as of the last day of any fiscal quarter ending on or prior to the last day of the Borrower’s fourth fiscal quarter in its fiscal year 2015, (b) 3.25 to 1.00 as of the last day of the Borrower’s first fiscal quarter in its fiscal year 2016 or the last day of the Borrower’s second fiscal quarter in its fiscal year 2016 or (c) 3.00 to 1.00 as of the last day of the Borrower’s third fiscal quarter in its fiscal year 2016 or the last day of any subsequent fiscal quarter of the Borrower.
(k)Schedule 1.2 to the Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit B hereto.

2.Representations and Warranties. The Borrower hereby represents and warrants that:

(a)The Borrower has the right, power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate and other action to authorize the same. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.

(b)Both immediately before and immediately after giving effect to this Amendment and the Extensions of Credit being made on the Third Amendment Effective Date, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of such date as if made on such date, except for (i) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(c)Both immediately before and immediately after giving effect to this Amendment and the Extensions of Credit being made on the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

3.Effectiveness. This Amendment shall become effective, and the “Third Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below on or before July 15, 2015:

(a)the execution and delivery hereof by the Borrower, the Administrative Agent and each of the Lenders;

(b)the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Loan Documents in the form of Exhibit C hereto;

(c)the execution and delivery by the Borrower, for the benefit of each Lender requesting the same at least three (3) Business Days prior to the Third Amendment Effective Date, of a Revolving Credit Note reflecting the increased Revolving Credit Commitment of such Lender resulting herefrom;

(d)the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower certifying that attached thereto are true, correct and complete copies of (i) the Borrower’s certificate of incorporation and bylaws, (ii) resolutions duly adopted by the board of directors (or other governing body) of the Borrower authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and (iii) certificates as of a recent date of the good standing of the Borrower and each Subsidiary Guarantor under the laws of its jurisdiction of organization;

(e)the Administrative Agent shall have received a favorable opinion of Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrower, this Amendment and such other matters as the Administrative Agent shall reasonably request;

(f)the Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Borrower dated the Third Amendment Effective Date, (i) certifying that the conditions set forth in Sections 6.2(a) and (b) of the Credit Agreement are satisfied with respect to the Extensions of Credit to occur on the Third Amendment Effective Date and (ii) certifying that the condition set forth in Section 3(i) has been satisfied;

(g)the Administrative Agent shall have received evidence satisfactory to it that, substantially concurrently with the effectiveness of this Amendment, the Borrower is paying all principal and accrued interest and fees owing pursuant to the Credit Agreement in respect of Revolving Credit Loans, Swingline Loans, the L/C Facility or Revolving Credit Commitments, it being understood that (i) any such payments may be made out of the proceeds of Loans made on the Third Amendment Effective Date and (ii) by their execution hereof each Lender consents to the making of such payments;

(h)the Administrative Agent and the Arrangers shall have received all fees and other amounts required to be paid on or before the Third Amendment Effective Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the Third Amendment Effective Date;

(i)no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Amendment or any of the other Loan Documents or the consummation of the transactions contemplated hereby; and
(j)the Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall reasonably require.

4.References, Effect, Etc.

(a)Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)The parties agree that (i) the execution and delivery of this Amendment and the satisfaction of the conditions to effectiveness set forth in Section 3 above shall be deemed to satisfy the conditions set forth in Section 5.14 of the Credit Agreement with respect to the incremental Revolving Credit Commitments contemplated hereby and set forth on Exhibit A hereto, (ii) such incremental Revolving Credit Commitments shall be deemed “Incremental Revolving Credit Commitments” for all purposes of the Credit Agreement and shall be deemed to have been extended pursuant to and in compliance with such Section and (iii) for purposes of Section 5.14 with respect to such incremental Revolving Credit Commitments, the Third Amendment Effective Date shall be deemed the “Increased Amount Date”. The parties acknowledge that the entire $50,000,000 of such Incremental Revolving Credit Commitments has been allocated to the Loan Cap Amount (such allocation being included within the increase to the Loan Cap Amount accomplished by the amendment to the definition of Loan Cap Amount referenced in Section 1(a) above), and no portion of such Incremental Revolving Commitments shall be allocated to the Seasonal Adjustment Amount.

(c)Each Lender party hereto hereby waives any entitlement under Section 5.9 of the Credit Agreement to any and all amounts which would otherwise have been payable thereunder in respect of the consummation on the Third Amendment Effective Date of the transactions contemplated hereby.

(d)Upon the effectiveness of this Amendment, this Amendment will be a Loan Document under and as defined in the Credit Agreement.

5.No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

6.Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

7.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

BLACKHAWK NETWORK HOLDINGS, INC., as Borrower

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Brian Buck
Name:	Brian Buck
Title:	Managing Director

Bank of America, N.A.

By:	/s/ Tyler Sims
Name:	Tyler Sims
Title:	Vice President

SUNTRUST BANK

By:	/s/ David Bennett
Name:	David Bennett
Title:	Director

BMO Harris Bank N.A.

By:	/s/ Daniel A. Ryan
Name:	Daniel A. Ryan
Title:	Vice President

MUFG Union Bank, N.A., as Lender

By:	/s/ Michael Gardner
Name:	Michael Gardner
Title:	Director

U.S. Bank National Association, as a Lender

By:	/s/ Joyce P. Dorsett
Name:	Joyce P. Dorsett
Title:	Vice President

PNC Bank, National Association

By:	/s/ Matthew D Meister
Name:	Matthew D Meister
Title:	Vice President

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Kirk L. Tashjian
Name:	Kirk L. Tashjian
Title:	Director

CITIBANK, N.A.

By:	/s/ Marina Donskya
Name:	Marina Donskya
Title:	Vice President

RAYMOND JAMES BANK, N.A.

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

By:	/s/ Sean MacGregor
Name:	Sean MacGregor
Title:	Authorized Signatory

Manufacturers Bank

By:	/s/ Sean Walker
Name:	Sean Walker
Title:	Senior Vice President

ATLANTIC CAPITAL BANK

By:	/s/ Preston McDonald
Name:	Preston McDonald
Title:	Vice President

EXHIBIT A
INCREMENTAL REVOLVING CREDIT COMMITMENTS

Lender	Incremental Revolving Credit Commitment
Wells Fargo Bank, National Association	$8,500,000
Bank of America, N.A.	$8,500,000
SunTrust Bank	$8,500,000
BMO Harris Bank N.A.	$3,125,000
MUFG Union Bank, N.A.	$10,125,000
PNC Bank, National Association	$10,500,000
Raymond James Bank, N.A.	$750,000
TOTAL	$50,000.000

EXHIBIT B
SCHEDULE 1.2
TO
CREDIT AGREEMENT
COMMITMENTS AND TERM LOAN OUTSTANDINGS

Lender	Revolving Credit Commitment	Outstanding Term Loan Principal Balance
Wells Fargo Bank, National Association	$ 62,500,000	$59,170,000
Bank of America, N.A.	$ 62,500,000	$59,170,000
SunTrust Bank	$ 62,500,000	$59,170,000
BMO Harris Bank N.A.	$ 46,125,000	$45,590,000
MUFG Union Bank, N.A.	$ 46,125,000	$32,980,000
U.S. Bank National Association	$ 25,000,000	$24,250,000
PNC Bank, National Association	$16,750,000	$18,187,500
Deutsche Bank AG New York Branch	$ 16,750,000	$17,702,500
Citibank, N.A.	$ 25,000,000	$9,250,000
Raymond James Bank, N.A.	$ 16,750,000	$16,005,000
Credit Suisse AG, Cayman Islands Branch	$ 20,000,000	$0
Manufacturers Bank	$0	$15,000,000
Atlantic Capital Bank	$0	$7,275,000
TOTAL	$400,000,000	$363,750,000

1    After giving effect to the Third Amendment. The stated Revolving Credit Commitment of each Lender is inclusive of its pro-rata share of the Seasonal Adjustment Amount.
2    It is understood that the Term Loan Commitments have been fully drawn and have been terminated, so set forth here instead is the outstanding Term Loan principal balance as of the Third Amendment Effective Date.

EXHIBIT C
AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS
Each of the undersigned (the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of that certain Third Amendment to Credit Agreement dated as of the date hereof (the “Amendment”) among Blackhawk Network Holdings, Inc., the lenders referred to therein and Wells Fargo Bank, National Association, as Administrative Agent, relating to the “Credit Agreement” as defined therein (the “Credit Agreement”), (ii) consents to the Amendment and each of the transactions referenced therein, (iii) reaffirms its obligations under the Subsidiary Guaranty Agreement and each other Loan Document to which it is a party and (iv) agrees that, upon the effectiveness of the Amendment, all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to the same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.
Dated as of June 19, 2015
[signature pages follow]

EWI HOLDINGS, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	Treasurer

CARDPOOL, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO

BLACKHAWK NETWORK, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

BLACKHAWK NETWORK CALIFORNIA, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO

BLACKHAWK ENGAGEMENT SOLUTIONS (DE), INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & Treasurer

BLACKHAWK ENGAGEMENT SOLUTIONS, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & Treasurer

BLACKHAWK ENGAGEMENT SOLUTIONS (MD), INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & Treasurer

PARAGO UK LIMITED

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	Treasurer